Exhibit 99.1

MJ Holdings Inc. Plants First Seeds at Amargosa Valley Farm

Las Vegas, Nevada August 30th, 2022 — MJ Holdings Inc. (OTCQB: MJNE), a highly diversified, publicly traded, cannabis holding company, is excited to announce that the first seeds have been planted at the Amargosa Valley farm.

Located in Amargosa Valley Nevada, our farm of 260 acres in which 100 acres is approved under the current special use permit for Cannabis, is an environmentally friendly, self-sustainable cannabis farm, with a focus on renewable energy. In this first phase of growing, we will include 4,000 plus seeds in our current approved growing structures. Among the first strains being grown is the Amsterdam classic, sativa-dominate, Amnesia Haze.

“The team and I are excited to be able to get the first seeds into the ground. We have put in hundreds of hours of hard work preparing our greenhouses for cultivation”, said Tom Valenzuela, Director of Construction & Farm Operations at MJ Holdings Inc.

New features implemented include a wet wall to keep the plants cool (controlled temperature), mesh greenhouse around the plants (sunlight control), and soil pots instead of growing directly on the ground for various reasons.

About MJ Holdings, Inc.

MJ Holdings Inc. (OTCQB: MJNE) is a highly diversified, publicly traded, cannabis holding company headquartered in the greater Las Vegas area. MJ Holdings currently provides cultivation management, licensing support, production management and asset and infrastructure development.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company’s periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled “Risk Factors”, copies of which may be obtained from the SEC’s website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Company Contact:

Roger Bloss, Chief Executive Officer

roger@mjholdingsinc.com

(702) 879-4440